UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2023

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yum China Building
101 East Park Boulevard, Suite 805	20 Tian Yao Qiao Road
Plano, Texas 75074	Shanghai 200030
United States of America	People’s Republic of China

(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange
	9987	The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Yum China Holdings, Inc. (the “Company”) held its 2023 annual meeting of stockholders on Thursday, May 25, 2023, at 8:00 a.m. local time, at Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong (the “Annual Meeting”). A total of 357,869,167 shares, or 85.56% of the Company’s outstanding common stock, were present in person or represented by proxy at the Annual Meeting, constituting a quorum. At the Annual Meeting, the Company’s stockholders: (i) elected the nine director nominees listed below to serve until the 2024 annual meeting of the Company’s stockholders; (ii) approved and ratified the appointment of KPMG Huazhen LLP and KPMG as the Company’s independent auditors for 2023; (iii) approved, on an advisory basis, the Company’s named executive officer compensation; (iv) approved, on an advisory basis, a frequency of every one year for the advisory vote to approve the Company’s named executive officer compensation; (v) approved the Board of Directors’ continuing authority to approve issuances of shares of common stock or securities convertible into common stock in an amount not to exceed 20% of the Company’s total number of outstanding shares of common stock as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 25, 2024; and (vi) approved the Board of Directors’ continuing authority to approve the repurchases of shares of common stock in an amount not to exceed 10% of the Company’s total number of outstanding shares of common stock as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 25, 2024.

Set forth below are the voting results for each of the proposals presented at the Annual Meeting:

Proposal 1:	The election of nine director nominees to serve until the 2024 annual meeting of the Company’s stockholders:

Director Name	For	Against	Abstain	Broker Non-Votes
Fred Hu	330,974,429	3,064,876	363,044	23,466,818
Joey Wat	333,664,566	378,414	359,369	23,466,818
Peter A. Bassi	333,027,815	1,007,603	366,931	23,466,818
Edouard Ettedgui	326,085,416	7,955,452	361,481	23,466,818
Ruby Lu	295,760,608	38,298,505	343,236	23,466,818
Zili Shao	333,495,155	547,154	360,040	23,466,818
William Wang	325,925,183	8,110,515	366,651	23,466,818
Min (Jenny) Zhang	326,129,537	7,933,934	338,878	23,466,818
Christina Xiaojing Zhu	328,305,316	5,752,105	344,928	23,466,818

Proposal 2:	The approval and ratification of the appointment of KPMG Huazhen LLP and KPMG as the Company’s independent auditors for 2023:

For	Against	Abstain	Broker Non-Votes
356,746,322	694,510	428,335	0

Proposal 3:	An advisory vote to approve the Company’s named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
223,437,850	109,004,681	1,959,818	23,466,818

Proposal 4:	Advisory vote to approve the frequency of the advisory vote to approve the Company’s named executive officer compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
330,295,260	289,210	3,493,989	323,890	23,466,818

Consistent with the voting results for Proposal 4, the Company decided to conduct future advisory votes on the Company’s named executive officer compensation once every year until the next required advisory vote on the frequency of the advisory vote on the Company’s named executive officer compensation.

Proposal 5:

To approve the Board of Directors’ continuing authority to approve issuances of shares of common stock or securities convertible into common stock in an amount not to exceed 20% of the Company’s total number of outstanding shares of common stock as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 25, 2024 .

For	Against	Abstain	Broker Non-Votes
314,941,218	18,874,669	586,462	23,466,818

Proposal 6:

To approve the Board of Directors’ continuing authority to approve the repurchases of shares of common stock in an amount not to exceed 10% of the Company’s total number of outstanding shares of common stock as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 25, 2024.

For	Against	Abstain	Broker Non-Votes
332,905,407	627,971	868,971	23,466,818

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Joseph Chan
Name: Joseph Chan
Title: Chief Legal Officer
Date: May 30, 2023